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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 5, 2023

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On June 5, 2023, the Company announced the presentation of data detailing the mechanism of action and pharmacokinetics of the Company’s TNX-601 ER (tianeptine hemioxalate extended release) and TNX-4300 (estianeptine) product candidates. A copy of the press release which discusses this matter is furnished hereto as Exhibit 99.01, and incorporated herein by reference. Copies of the presentation and poster which present the data are furnished hereto as Exhibits 99.02 and 99.03, respectively, and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.01 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On June 5, 2023, the Company announced the presentation of data detailing the mechanism of action and pharmacokinetics of TNX-601 ER (tianeptine hemioxalate extended release) and TNX-4300 (estianeptine) at the American Society of Clinical Psychopharmacology. TNX-601 ER is being tested in a potentially pivotal Phase 2 trial for the treatment of major depressive disorder (“MDD”) for which results of a preplanned interim analysis are expected in the fourth quarter of 2023. TNX-4300 is in preclinical development for mood disorders, Alzheimer’s disease and Parkinson’s disease. The active ingredient of both products is the (S)-isomer of tianeptine, which activates PPAR-β/δ, restores neuroplasticity in neuronal tissue culture and lacks µ-opioid liability. In contrast, the (R)-isomer of tianeptine lacks PPAR-β/δ activity and is an agonist at the µ-opioid receptor.

The findings demonstrate how the pharmacokinetics of oral TNX-601 ER in humans differ from intraperitoneal (i.p.) tianeptine in mice. In humans, after an oral dose of TNX-601 ER the half-life of tianeptine in the blood is approximately five to seven hours. In contrast, in mice after an i.p. dose of tianeptine the half-life of tianeptine in the blood has been reported to be less than approximately 30 minutes, and the behavioral effects appear dominated by the longer-lasting MC5 metabolite, which maintains µ-opioid receptor activity. The data also demonstrate that the (R)-isomer of tianeptine is responsible for the decrease in immobility in the mouse forced swim test after i.p. administration, which is consistent with previous reports that the effect of tianeptine on the forced swim test is a µ-opioid receptor-dependent phenomenon. The Company believes these findings support the interpretation that the parent tianeptine and specifically, the (S)-isomer of tianeptine, exert antidepressant effects in humans by interacting with PPAR-β/δ and PPAR-γ. The Company plans to test single isomer TNX-4300 at a dose equivalent to 50% of the racemic dose, which is expected to provide equivalent exposure of (S)-tianeptine as racemic tianeptine. Subsequently, the Company intends to test higher doses of (S)-tianeptine, as TNX-4300 lacks µ-opioid receptor activity, but such studies will require additional non-clinical studies.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
99.01 99.02 99.03 104

Press Release of the Company, June 5, 2023

TNX 601 ER & TNX-4300: Major Depressive Disorder

A Randomized Placebo-Controlled Multicenter Trial of Monotherapy with TNX-601 ER (Tianeptine Hemioxalate Extended-Release Tables) for Major Depressive Disorder

Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: June 5, 2023	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer